WILLIAMSBURG INVESTMENT TRUST
                         135 MERCHANT STREET, SUITE 230
                             CINCINNATI, OHIO 45246
                                 (513) 587-3400





May 17, 2004


Tait, Weller & Baker
1818 Market Street, Suite 2400
Philadelphia, Pennsylvania 19103


Ladies and Gentlemen:

     Enclosed please find a copy of Item 77K of Form N-SAR which we propose to file with the Securities and Exchange Commission in connection with the cessation of Tait, Weller & Baker's role as independent accountant.

     Please furnish us with a letter addressed to the Commission stating whether you agree with the statements made therein and, if not, stating the respects in which you do not agree. We will file your letter as an exhibit to the enclosed report.

     Thank you for your assistance.


Very truly yours,

/s/ John F. Splain

John F. Splain
Secretary

                              TAIT, WELLER & BAKER
                          Certified Public Accountants






                                                    May 24, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

     We have read the statements made by Williamsburg Investment Trust (copy attached), which we understand will be filed with the Commission, pursuant to
Item 77K of Form N-SAR, as part of the Fund's filing on Form N-SAR for the period ended March 31, 2004. We agree with the statements concerning our Firm in such Form N-SAR.

                                                    Very truly yours,

                                                    /s/ Tait, Weller & Baker

                                                    Tait, Weller & Baker














                  Philadelphia, PA o New York, NY o Edison, NJ
             1818 Market Street, Suite 2400, Philadelphia, PA 19103
                         (215) 979-8800 o (215) 979-8811